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                                                                     Exhibit 21

               SUBSIDIARY OF CANTERBURY PARK HOLDING CORPORATION


                                                        JURISDICTION OF
              SUBSIDIARIES                               INCORPORATION
              ------------                              ---------------
    Canterbury Park Concessions, Inc.                      Minnesota


The subsidiary is 100%-owned directly by Canterbury Park Holding Corporation. The financial statements of such subsidiary are included in the Consolidated Financial Statements of Canterbury Park Holding Corporation.